Exhibit 10.13

ASSET PURCHASE AGREEMENT

BETWEEN

Beta Pharmaceutical Corp.

AND

Xenacare Holdings, Inc.

a Florida corporation

DATED

October 30, 2007

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement“) is made and entered into as of this 30th day of October, 2007 by and between XenaCare Holdings, Inc. a Florida corporation and its assigns (“PURCHASER”), and Beta Pharmaceutical Corp., a Florida corporation (“Seller”), together “the Parties.”

PRELIMINARY STATEMENT:

WHEREAS, PURCHASER desires to acquire certain Assets and certain liabilities of SELLER and SELLER desires to sell the same certain Assets of SELLER to PURCHASER  under the terms and conditions materially the same as those outlined in the letter of intent dated October _30, 2007 and executed by the Parties; and

WHEREAS, SELLER has developed certain pharmaceutical lines which it wishes to sell to the SELLER; and

WHEREAS, the PURCHASER desires to acquire such pharmaceutical lines; and

WHEREAS, the parties intend to memorialize the purchase and sale of certain assets, its trademarks, customer lists, and other intangibles related to the assets of SELLER to PURCHASER upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

SALE AND PURCHASE OF SELLER’S ASSET AND PURCHASE PRICE

1.1.

Sale of Assets.  Upon the terms and subject to the conditions set forth in the Agreement, and in accordance with applicable law, SELLER agrees to sell, assign, transfer, convey and deliver to PURCHASER, and PURCHASER agrees to purchase and acquire certain assets of SELLER, trademarks, customer lists, purchase orders to purchase the assets by third parties, and the right, title and interest in and to certain assets listed on the attached Exhibit “A” hereto (the “Assets”).  SELLER represents and warrants that the Assets may be sold, assigned, transferred, conveyed and delivered to PURCHASER free of any lien, or attachment.

1.2.

Purchase Price.  The purchase price (the “Purchase Price”) to be paid by the PURCHASER for the Assets is One Hundred Thousand (100,000) shares of common stock, par value $5.05 per share of the PURCHASER, such shares deemed to have a fair market value of $505,000 dollars of the United States of America.

ARTICLE II

CLOSING DATE AND DELIVERIES AT CLOSING

2.1.

Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of PURCHASER at 10:00 A.M. local time, on October _30, 2007, or on such other date and at such other place as may be mutually agreed upon by the parties, including closing by facsimile with originals to follow.  The date of the Closing is sometimes referred to herein as the “Closing Date.”  If payment pursuant to this Section 2.1 or delivery of the Assets pursuant to Section 2.2 is not made, then either party may deem this Agreement to be null and void.

2.2.

Deliveries by SELLER.  In addition to and without limiting any other provision of this Agreement, SELLER agrees to deliver, or cause to be delivered, to PURCHASER, at or prior to Closing, the following:

(a)

All the Assets listed in the attached Exhibit “A” hereto;

(b)

all the trademarks, purchase orders submitted by third parties to purchase the Assets;

(c)

the customer list that the SELLER has developed since the date the Assets has been sold by SELLER; and

(d)

an executed Bill of Sale in the format attached in the Exhibit “B” hereto, and such other documents or certificates as shall be reasonably requested by the PURCHASER or its counsel.

2.3.

Deliveries by PURCHASER.  In addition to and without limiting any other provision of this Agreement, the PURCHASER agrees to deliver, or cause to be delivered to SELLER, at or prior to Closing, the following:

(a)

the Purchase Price required to be delivered on or before Closing pursuant to Section 1.2 of this Agreement; the Purchase Price is represented by delivering to SELLER a share certificate representing 100,000 shares of common stock, par value $5.05 per share, of the PURCHASER, duly endorsed to SELLER or accompanied by a stock power or other proper instrument of assignment duly executed and endorsed to SELLER, such assignment in the form attached as Exhibit “C” hereto; and

(b)

such other documents or certificates as shall be reasonably requested by SELLER or its counsel.

2.4.

Further Assurances.  SELLER and the PURCHASER, shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

SELLER represents and warrants to PURCHASER (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the PURCHASER has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

3.1.

Organization and Qualification.  SELLER is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, Assets, financial condition or results of operation of SELLER and its subsidiaries, if any, taken as a whole (any such material adverse effect being hereinafter referred to as “Material Adverse Effect").

3.2.

Authority.  SELLER has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by SELLER and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of SELLER are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. A copy of the executed Board of Director Resolution signed by a majority of the current members of the SELLER Board of Directors and approving this Agreement is contained in the attached Exhibit “D” hereto.  This Agreement has been duly executed and delivered by SELLER and constitutes the legal, valid and binding obligation of SELLER enforceable against SELLER in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.  SELLER holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business and the use of the Assets and all such licenses, certificates, permits, franchises and rights will inure to the benefit of the PURCHASER upon consummation of the transactions contemplated by this Agreement.

3.3.

No Conflict; Required Filings and Consents.  The execution and delivery of this Agreement by SELLER does not, and the performance by SELLER of its obligations hereunder will not:  (i) conflict with or violate the Articles of Incorporation or By-Laws of SELLER; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this

Agreement and applicable to SELLER; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result  in the creation of a lien or encumbrance on any of the properties or Assets of SELLER pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SELLER is a party or to which any of its properties or Assets is bound.  Excluded from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

3.4.

Compliance with Applicable Laws.  SELLER is not in violation of, or, to the knowledge of SELLER, is under investigation with respect to or has been given notice of or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

3.5.

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SELLER.

3.6.

Customer Lists.  SELLER will provide to PURCHASER a list and/or file containing a list of all its customers and customer databases including, but not limited to, those contained in or maintained through the Closing Date.

3.7.

Patents, Trademarks, Trade Names, Etc.  SELLER hereby agrees to provide PURCHASER as part of the Assets being sold under the terms and conditions of this Agreement, a complete and correct list and summary description of all trademarks, trade names, service marks, brand names, mastheads, titles, copyrights and patents, registrations thereof and applications thereof, applicable to or used by SELLER, together with a complete list of all licenses granted by or to SELLER with respect to any of Assets.  SELLER has good and marketable title to all of such intangibles related to the Assets, in each case free and clear of any liens, claims, charges, licenses, options or other encumbrances or rights of others of any nature whatsoever, and SELLER has the sole ownership rights in, and exclusive right to use such intangible Assets, and such Assets constitute part of the Assets hereby transferred and assigned to the PURCHASER.  SELLER is not currently in receipt of any notice of any violation of, and has no reason to believe that the operations of SELLER are violating, the rights of others in any trademark, trade name, service mark, copyright, masthead, title, patent, trade secret, know-how or other intangible asset.

3.8.

Litigation.  SELLER hereby represents that there is no suit, action, proceeding (in bankruptcy or otherwise), claim or investigation pending or threatened against, or affecting, SELLER and there exists no basis or grounds for any such suit, action, proceeding, claim or investigation.

3.9.

Ownership of Assets and Intangibles Related to the Assets.  SELLER has good and marketable title to all of the Assets and the intangibles referred to in Section 3.7 of this Agreement, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances.  Except pursuant to this Agreement, SELLER is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the Assets.

3.10.

Taxes.  There is not any liability for unpaid federal, state or local income, sales, use, excise or other taxes of any kind arising out of, or attributable to, or affecting the Assets or the conduct of SELLER’s business, for which the PURCHASER will have any liability for payment or otherwise.  There does not exist and will not exist by virtue of the transactions contemplated by this Agreement any liability for taxes (except for sales taxes and realty transfer taxes, if any, incident to the consummation of the transactions contemplated herein) which may be asserted by any taxing authority against the Assets, and no lien or other encumbrance for taxes has attached or will attach to the Assets.

3.11.

Full Disclosure.  No representation or warranty made by SELLER in this Agreement and no certificate or document furnished or to be furnished to the PURCHASER pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The PURCHASER represents and warrants to the SELLER (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations SELLER has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1.

Organization and Qualification.  The PURCHASER is duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

4.2.

Authority.  The PURCHASER has all requisite corporate power and authority to execute and deliver this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby.  A copy of the executed Board of Director Resolution signed by a majority of the current members of the PURCHASER Board of Directors and approving this Agreement is contained in the attached Exhibit “E” hereto.  The execution and delivery of this Agreement by the PURCHASER and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the PURCHASER is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the PURCHASER and constitutes the legal, valid and binding obligation of PURCHASER enforceable against the PURCHASER in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

4.3.

No Conflict; Required Filings and Consents.  The execution and delivery of this Agreement by the PURCHASER does not, and the performance by the PURCHASER of its obligations hereunder will not:  (i) conflict with or violate the Articles of Incorporation or By-Laws of the PURCHASER; or (ii) conflict with, breach or violate any Laws in effect as of the date of this Agreement and applicable to the PURCHASER.

4.4.

Successors,  Assigns and Designees.  PURCHASER makes no representations or warranties about any of its shareholders, successors, assigns and/or designees who may receive or become the beneficiary of any of the rights and/or obligations set forth hereunder.

4.5.

Full Disclosure.  No representation or warranty made by the PURCHASER in this Agreement and no certificate or document furnished or to be furnished to SELLER pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

The obligation of SELLER to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

5.1.

No Termination.  This Agreement shall not have been terminated pursuant to Article 7 hereof.

5.2.

Representations True and Correct.  The representations and warranties of the PURCHASER contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

5.3.

Compliance with Covenants.  PURCHASER shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

5.4.

No Adverse Proceedings.  On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE VI

CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS

The obligation of the PURCHASER to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date unless specified otherwise, of the following conditions:

6.1.

No Termination.  This Agreement shall not have been terminated pursuant to Article 7 hereof.

6.2.

Representations True and Correct.  The representations and warranties of SELLER contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

6.3.

Compliance with Covenants. SELLER shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

6.4.

No Adverse Proceedings.  On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1.

Termination.  This Agreement may be terminated at any time prior to the Effective Time:

(a)

by mutual written consent of PURCHASER and SELLER; or

(b)

by PURCHASER upon a material breach of any representation, warranty, covenant or agreement on the part of SELLER set forth in this Agreement, or if any representation or warranty of SELLER, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a “Terminating Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach; or

(c)

by the PURCHASER, if there shall be any court order which has become final and non-appealable that in the sole opinion of the PURCHASER has a Material Adverse Effect on the Assets.

7.2.

Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1(a) or 7.1(c) hereof, SELLER shall pay all legal and properly documented expenses incurred by PURCHASER in attempting to satisfy the Due Diligence associated with the consummation of this Agreement .

7.3.

Amendment.  This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

7.4.

Waiver.  At any time prior to the Closing Date, the PURCHASER, as appropriate, may:  (a) extend the time for the performance of any of the obligations or other acts of other party; or (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE VIII

GENERAL PROVISIONS

8.1.

Transaction Costs.  Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

8.2.

Indemnification.  SELLER agrees to defend and hold the PURCHASER and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the SELLER to disclose or to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any attachment or other instrument furnished or to be furnished under this Agreement.

8.3.

Indemnification.  The PURCHASER agrees to defend and hold  SELLER harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the PURCHASER to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any attachment or other instrument furnished or to be furnished under this Agreement.

8.4.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the addresses provided by each party to the other parties.

8.5.

Headings.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6.

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.7.

Entire Agreement.  This Agreement (together with the schedules, attachments, certificates and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

8.8.

Binding Effect.  All the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

8.9.

Preparation of Agreement.  This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation.

8.10.

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to applicable principles of conflicts of law.

8.11.

Arbitration.  The parties hereto agree to submit to arbitration any and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement.  All such disputes and controversies shall be determined and adjudged by a panel of three arbitrators, unless the amount in controversy is less than $250,000, in which case a single arbitrator shall preside.  The hearing shall be held in Miami, Florida.  The selection of an arbitrator and the procedure shall be in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.  The arbitrator(s) shall be empowered to order discovery to the extent permitted under the Federal Rules of Civil Procedure.  Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction.  The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party pay for and bear the costs of its own experts, evidence, and counsel’s fees, and provided further that in the discretion of the arbitrator, any award may include the fees of a party’s counsel if the arbitrator expressly determines that the party against which such award is entered has caused the dispute, controversy, or claim to be submitted to arbitration in bad faith.

8.12.

Further Assurances, Cooperation.  Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the merger pursuant to and in the manner contemplated by this Agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

8.13.

Survival.  The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

8.14.

Assignment. This Agreement shall not be assigned by operation of law or otherwise; except that PURCHASER may assign this Agreement to a related or successor entity.

8.15.

Third Parties.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

8.16.

Bulk Sales. The parties agree to comply with all applicable bulk sales law requirements with respect to this transaction.

8.17.

Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.18.

Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the PURCHASER and SELLER have executed this Agreement as of the date first above shown.

PURCHASER

SELLER

XenaCare Holdings, Inc. a Florida

Beta Pharmaceutical Corp., a Florida

Corporation

corporation

By: __________________________

By: _________________________

     Name:

     Name: Jose Guillermo Gomez

     Title: President

     Title: President

EXHIBIT  A

LIST OF ASSETS AND THE RELATED INTANGIBLES

SEE ATTACHED DETAIL LIST

EXHIBIT  B

BILL OF SALE

FOR VALUE RECEIVED, the undersigned, Beta Pharmaceutical Corp. (“Seller”), a Florida corporation, hereby sells and transfers unto Xenacare Holdings, Inc., a Florida corporation (“Buyer”), and its successors and assigns forever, the described goods and chattels in the Attachment “1” hereto.

For Seller’s customer list (attached as Attachment A to the Sale and Purchase Agreement, hereby incorporated by reference), which is comprised of approximately 110 names and addresses of people who purchased pharmaceutical assets from the Seller will pay to Seller the sum of 100,000 shares of Xenacare common stock.

Seller warrants and represents that he/she has good title to said property, full authority to sell and transfer same and that said goods and chattels are being sold free and clear of all liens, encumbrances, liabilities and adverse claims, of every nature and description.

Seller further warrants that it shall fully defend, protect, indemnify and save harmless the Buyer and its lawful successors and assigns from any and all adverse claim that may be made by any party against said goods.

It is provided, however, that Seller disclaims any implied warranty of condition, merchantability or fitness for a particular purpose, said goods being in their present condition "as is" and "where is."

Signed this 30th day of October, 2007

Signed, sealed and delivered in the presence of:

______________________________ Witness Signature Camilo Rey Printed Name _______________________________ Witness Signature Jeonardo Vallecillo Printed Name	SELLER Beta Pharmaceutical Corp., a Florida corporation By:_____________________ Name: Jose Guillermo Gomez Title: President

EXHIBIT  C

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby grants, assigns, transfers and conveys to BETA PHARMACEUTICAL, CORP., one hundred thousand (100,000) shares of common stock, par value $5.05 per share, of XENACARE HOLDINGS, INC., standing in its name on the books of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed the foregoing Assignment to be effective as of October 30, 2007.

PURCHASER

XenaCare Holdings, Inc., a Florida

corporation

By:_______________________

     Name:Frank Rizzo

     Title: President

EXHIBIT  D

SELLER’S BOARD OF DIRECTOR RESOLUTION

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

BETA PHARMACEUTICAL CORP.

The undersigned, being all of the members of the Board of Directors (the “Board” or the “Board of Directors”) of BETA PHARMACEUTICAL CORP., a Florida corporation (the “Corporation”), hereby adopt the following resolutions.

WHEREAS, the Corporation has agreed to sell all of its inventory represented by the Assets (as this term is defined in the Agreement referred to herein), the trademarks, customer lists, and purchase orders related to the Assets listed in, and subject to the Agreement dated October 30, 2007, to be executed by the Corporation and XenaCare Holdings, Inc.;

NOW THEREFORE, it is hereby:

RESOLVED, that the Assets, trademarks, customer lists, purchase orders and all the intangibles related to the Assets, be transferred to XenaCare Holdings, Inc. in exchange for the delivery of the 100,000 shares of common stock, par value $5.05 per share, of XenaCare Holdings, Inc.;

FURTHER RESOLVED, that the proper officers of the Corporation are authorized, empowered, and directed, in the name and on behalf of the Corporation, to take such additional actions and to execute and deliver such additional agreements, documents and instruments as any of them may deem necessary or appropriate to implement the provisions of the foregoing resolutions, the authority for the taking of such action and the execution and delivery of such agreements, documents, and instruments to be conclusively evidenced thereby.

This consent may be signed in counterparts, each of which will be considered an original and all of which shall constitute the same document.

This consent shall be effective as of this 30th day of October, 2007.

DIRECTORS

_______________________

Carlos A. Vallecilla, Director

______________________

Jose Guillermo Gómez, Director

_______________________

Julio A. Velez, Director

EXHIBIT E

PURCHASER’S BOARD OF DIRECTOR RESOLUTION

XENACARE HOLDINGS, INC.

The undersigned, being all of the members of the Board of Directors (the “Board” or the “Board of Directors”) of XENACARE HOLDINGS, Inc., a Florida corporation (the “Corporation”), hereby adopt the following resolutions.

WHEREAS, the Corporation has agreed to purchase all of the inventory represented by the Assets (as this term is defined in the Agreement referred to herein), the trademarks, customer lists, and purchase orders related to the Assets listed in, and subject to the Agreement dated October 30, 2007, to be executed by the Corporation and BETA PHARMACEUTICAL CORP.;

NOW THEREFORE, it is hereby:

RESOLVED, that the Assets, trademarks, customer lists, purchase orders and all the intangibles related to the Assets, be transferred to XenaCare Holdings, Inc. in exchange for the delivery of the 100,000 shares of common stock, par value $5.05 per share, of XenaCare Holdings, Inc.;

FURTHER RESOLVED, that the proper officers of the Corporation are authorized, empowered, and directed, in the name and on behalf of the Corporation, to take such additional actions and to execute and deliver such additional agreements, documents and instruments as any of them may deem necessary or appropriate to implement the provisions of the foregoing resolutions, the authority for the taking of such action and the execution and delivery of such agreements, documents, and instruments to be conclusively evidenced thereby.

This consent may be signed in counterparts, each of which will be considered an original and all of which shall constitute the same document.

This consent shall be effective as of this 30th day of October, 2007.

DIRECTORS

__________________

Alan Xenakis, Director

__________________

Frank Rizzo, Director

___________________

Bobby Story Director